EXHIBIT 99.2

                              [THE GOOD GUYS! LETTERHEAD]


                                                             PRESS RELEASE


                       Contact:  Robert A. Gunst
                                 President and Chief Executive Officer
                                 (415) 615-6060
                                 Keith J. Foxe
                                 Public Relations Manager
                                 (415) 615-6018

             FOR RELEASE AT 8:00 AM Eastern Time
             MONDAY, JANUARY 29, 1996


                                THE GOOD GUYS! ANNOUNCES

                                 STOCK PURCHASE PROGRAM


             Brisbane (January 29, 1996) -- THE GOOD GUYS! (NASDAQ: GGUY) today announced that its Board of Directors has authorized the purchase of up to 500,000 shares of its common stock in open-market purchases or in private transactions. The Company said that it expects the share repurchases to take place from time-to-time as market conditions warrant.

             THE GOOD GUYS! is a leading specialty retailer of consumer electronics, marketing a broad range of high quality, name brand products through its 70 stores; 56 in California, eight in Washington, three in Oregon and three in Nevada.

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